CONSIDERATION AGREEMENT

This Consideration Agreement (this “Agreement”) is made as of October 19, 2020 (the “Effective Date”) by and between Quest Resource Holding Corporation, a Nevada corporation (the “Company”), Green Remedies Waste and Recycling, Inc., a North Carolina corporation (the “Investor”), and Alan Allred (the “Underlying Shareholder”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement (as defined herein).

WHEREAS, the Company and the Investor, together with the Underlying Shareholder and Quest Resource Management Group, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Quest”), are parties to that certain Asset Purchase Agreement, dated October __, 2020 (the “Purchase Agreement”), pursuant to which the Investor agreed to sell to Quest, and Quest agreed to purchase from the Investor, substantially all of the assets of the Investor (the “Transaction”);

WHEREAS, as part of the consideration for the Transaction, the Company has agreed to pay Investor $2,684,250 in either cash or shares of its common stock, par value $0.001 per share (the “Common Stock”), or any combination thereof, in its sole discretion, in accordance with the terms of this Agreement;

WHEREAS, the parties hereto desire to enter into this Agreement to provide for, among other things, the payment or issuance of the Consideration (as defined herein) pursuant to the Purchase Agreement and the rights and obligations of the Investor to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the Company and the Investor agree as follows:

1.                  Consideration. As part of the consideration for the Transaction, effective as of the Closing, the Company hereby agrees to pay to the Investor, subject to the terms and conditions set forth in this Agreement, $2,684,250 (the “Consideration”), payable either in cash or shares of Common Stock (the “Shares”) or any combination thereof in two equal installments, to be paid or issued on the following dates (each, a “Payment Date”): fifty percent (50%) of the Consideration to be paid or issued on the first anniversary of the Closing Date; and fifty percent (50%) of the Consideration to be paid or issued at the second anniversary of the Closing Date. To the extent the Company elects to pay the Consideration in Shares, whether in whole or in part, on any Payment Date, the provisions of Sections 2, 3, 4, 5, 6, 7 and 10 herein shall apply.

2.                  Issuance and Computation of the Shares.

(a)               The number of Shares to be issued at each Payment Date shall be computed based on a per Share price equal to the volume weighted average price of the Common Stock on the Nasdaq Capital Market (or if the Shares are not traded on the Nasdaq Capital Market, the OTC Bulletin Board or the principal trading market of the Shares) during the thirty (30) consecutive trading days ending on the trading day prior to each Payment Date, rounded down to the nearest whole share (the “Market Price”).

(b)               On each Payment Date, the Company shall issue to the Investor one or more certificates in the name of the Investor, or notify the Investor of the issuance of Shares in book-entry form to be held in a book-entry account maintained by the Company’s transfer agent evidencing ownership of the Shares, for that number of the Shares to be issued to the Investor calculated based on the Market Price of such Shares.

3.                  Cap. Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, elect not to issue any Shares hereunder to the extent that the issuance of such Shares would cause the Company to exceed five percent (5%) of the outstanding number of shares of Common Stock on the applicable Payment Date (the “Cap”). In the event that the Company does not issue the Shares equal to the full Consideration that would otherwise be issuable pursuant to this Section 3 as a result of the Cap, the Company shall pay to the Investor, in immediately available funds by wire transfer to an account designated in writing by the Investor, an amount in cash equal to the value of the Consideration payment payable hereunder, less the aggregate value of the Shares actually issued to the Investor (calculated based on the Market Price of such Shares).

4.                  Legends. The Shares will reflect a restrictive notation or legend, as applicable, until such time that the Shares are not so restricted under the Securities Act of 1933 (the “Securities Act”), together with any other notations or legends required by the applicable state securities laws or otherwise, if any:

“These shares of stock have not been registered under the Securities Act of 1933, and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such transfer may be effected without an effective registration statement related thereto or an opinion of counsel in a form satisfactory to the Company that such registration is not required under the Securities Act of 1933.”

5.                  Voting Agreement. From and after the Effective Date and for three years following the date the Underlying Shareholder ceases to be employed by the Company, each of the Investor and Underlying Shareholder agrees to vote all Shares it or any of their respective Affiliates beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), whether acquired hereunder or otherwise (collectively, the “Voting Shares”), at each meeting of the stockholders of the Company or any action taken by written consent and shall take all other necessary or desirable actions within its control, and the Company shall take all necessary and desirable actions within its control (including calling special board and stockholder meetings), as follows:

(a)               in favor of directors nominated and recommended for election by the Parent Board; provided that a majority of the Parent Board must be “independent” within the meaning of the rules of Nasdaq;

(b)               against any stockholder nomination or proposal not approved or recommended by the Parent Board;

(c)               in accordance with the recommendations of the Parent Board on all other proposals as the Parent Board sets forth in the proxy statements of the Company; provided, that (x) if both Institutional Shareholders Services Inc. and Glass Lewis & Co., LLC recommend a vote in opposition to the Parent Board’s recommendation (other than with respect to the election of directors or an Extraordinary Matter), or (y) a proposal relates to an Extraordinary Matter, the Investor shall be free to vote the Voting Shares freely so long as the Investor does not publicly disclose such vote.

For purposes of this Agreement, “Extraordinary Matter” means any merger, stock-for-stock transactions, or other event resulting in the Company’s stockholders retaining less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities; any recapitalization or restructuring; any spin-off or sale or transfer of all or substantially all of the Company’s assets in one or a series of transactions; or any other business combination of the Company that requires a stockholder vote. Notwithstanding anything contained herein to the contrary, the obligations under this Section 5 are only binding on the Investor, Underlying Shareholder and any of their respective Affiliates.

6.                  Investment Representations. The Investor represents, warrants and covenants as follows:

(a)               The Investor is acquiring the Shares for the Investor’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)               The Investor has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning matters pertaining to an investment in the Company and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company.

(c)               The Investor has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies such as the Company, and is capable of evaluating the merits and risks of acquiring and holding the Shares issued as the Consideration.

(d)               The Investor is aware that there is no assurance that the Company’s business or operations will be successful, and acknowledges that the Shares to be issued hereunder may currently or in the future have no monetary value and acknowledges that it has been advised that an acquisition of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to the Shares and who can afford the risk of a complete loss of any value of the Shares and acknowledges that it meets such criteria.

(e)               The Investor understands the speculative nature of and risks involved in the acquisition of the Shares.

(f)                The Investor is able to bear the economic risk of holding such Shares for an indefinite period.

(g)               The Investor acknowledges that neither the Company nor any of its officers, directors, employees, agents or stockholders has made any representations, warranties or guaranties to the Investor with respect to an investment in the Company or rendered any investment advice to the Investor.

(h)               The Investor acknowledges that the Company has encouraged the Investor to consult the Investor’s own adviser to determine the tax consequences of acquiring the Shares at this time.

(i)                 The Investor understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months or one year (depending on whether the Company is subject to the reporting obligations of the Securities Exchange Act of 1934, as amended) and even then will not be available unless applicable terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

(j)                 The Investor is an “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

7.                  Piggyback Registration Rights. The Company shall notify Investor in writing at least ten (10) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company relating to secondary offerings of securities of the Company, (but excluding registration statements on Form S-8 or on Form S-4, or any successor forms) and will afford Investor an opportunity to include in such registration statement all or any part of the Shares issued under this Agreement or shares of Common Stock issued in satisfaction of any Earn-Out Payment (collectively, the “Registerable Shares”) then held by Investor. If the Investor desires to include in any such registration statement all or any part of such Registerable Shares, the Investor shall, within five (5) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registerable Shares Investor wishes to include in such registration statement. If Investor decides not to include all of its Registerable Shares in any registration statement thereafter filed by the Company, Investor shall nevertheless continue to have the right to include any Registerable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in the first two sentences herein.

8.                  Right of Setoff. The Company may, in its sole discretion and upon written notice to the Investor specifying in reasonable detail the basis thereof, setoff any amounts owing from the Investor to the Company or any Buyer Indemnified Party under the Purchase Agreement that are not otherwise satisfied by the Escrow Fund against the Consideration issuable under this Agreement.

9.                  Withholding Taxes. The Investor acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Investor any federal, state or local taxes of any kind required by law to be withheld with respect to the acquisition of the Shares by the Investor. The Investor has reviewed with the Investor’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Investor understands that the Investor (and not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10.              Miscellaneous.

(a)               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b)               Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(c)               Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(d)               Notice. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; and (iv) on the date of delivery if mailed by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(d):

If to the Company:	Quest Resource Holding Corporation 3481 Plano Parkway The Colony, Texas 75056 E-mail: LaurieL@questrmg.com Attention: Laurie L. Latham with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019
E-mail: egonzalez@olshanlaw.com; kschlesinger@olshanlaw.com
Attention: Elizabeth Gonzalez-Sussman, Esq. and Kenneth Schlesinger, Esq.

If to the Investor:	Green Remedies Waste and Recycling, Inc. P.O. Box 1599 Elon, North Carolina 27244-1599 E-mail: glallred@gmail.com Attention: Gary Allred
With a copy to:	Pittman & Steele, PLLC
1694 Westbrook Avenue
Post Office Box 2290
Burlington, North Carolina 27215
E-mail: dorn.pittman@pittmansteelelaw.com and nathan.adams@pittmansteelelaw.com
Attention: Dorn Pittman, Esq. and Nathan R. Adams, Esq.

(e)               Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f)                Entire Agreement; Governing Law. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Investor with respect to the subject matter hereof, and this Agreement may not be modified adversely to the Investor’s interest except by means of a writing signed by the Company and Investor. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to conflict of law provisions.

(g)               Investor’s Acknowledgments. The Investor acknowledges that the Investor: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Investor’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY: QUEST RESOURCE HOLDING CORPORATION

By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Chief Financial Officer, Senior Vice President and Secretary

INVESTOR: GREEN REMEDIES WASTE AND RECYCLING, INC.

By:	/s/ Alan D. Allred
	Name:	Alan D. Allred
	Title:	President

UNDERLYING SHAREHOLDER:

/s/ Alan Allred
ALAN ALLRED